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                                                                    EXHIBIT 99.1

                      [CHRONIMED STATSCRIPT PHARMACY LOGO]
                    Specialty Pharmacy. Specialty Solutions.

NEWS RELEASE



          CHRONIMED ANNOUNCES TWO MONTH EXTENSION AND FIXES TERMINATION
             DATE OF AETNA SPECIALTY PHARMACY DISTRIBUTION CONTRACT


MINNEAPOLIS, NOVEMBER 29, 2004 -- Chronimed Inc. (Nasdaq: CHMD) announced it has received formal notification from Aetna extending its specialty pharmacy distribution contract through February 28, 2005 at which time it will terminate.

Henry F. Blissenbach, Chronimed's Chairman and Chief Executive Officer commented, "This notification from Aetna is a formality, as we had previously announced Aetna's intent to bring its specialty pharmacy distribution in-house and to terminate the contract. Looking forward, we have a number of solid revenue opportunities that we have previously disclosed that will begin to offset the financial impact of this contract."

ABOUT CHRONIMED INC.
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Chronimed Inc. is a specialty pharmacy that distributes prescription drugs and provides specialized therapy management services for people with certain conditions, including HIV/AIDS, organ transplants, and diseases treated with biotech injectable medications. Chronimed works with patients, physicians and other health care providers, pharmaceutical manufacturers, health plans and insurers, and government agencies to improve clinical and economic outcomes. Chronimed's web site address is www.chronimed.com.

Information contained in this press release and associated schedules, other than historical or current facts, should be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements reflect management's current views of future events and financial performance that involve a number of risks and uncertainties. These factors include, but are not limited to, the following: our ability to maintain satisfactory on-going arrangements with biopharmaceutical manufacturers and wholesalers, and their ability to satisfy our volume, pricing, and product requirements; decrease in demand for drugs we handle; changes in Medicare or Medicaid reimbursement, rules and regulations; loss of relationships with, and/or significant reductions in reimbursements from, payors (including Aetna or other material contracts); negative cost containment trends or financial difficulties by our payors; changes in or unknown violations of various federal, state, and local regulations; costs and other effects of legal or administrative proceedings; the adoption of new or changes to existing accounting policies and practices and the application of such policies and practices; the amount and rate of growth in our selling, general and administrative expenses; the impairment of a significant amount of our goodwill; the effects of and changes in, trade, monetary and fiscal policies, laws and regulations; other activities of government agencies; increased competition; our ability to obtain competitive financing to fund operations and growth; continuing qualifications to list our securities on a national stock exchange; developments in medical research affecting the treatment or cure of conditions for which we distribute medications; the ability of management and accounting controls to assure accurate and timely recognition of revenue and earnings; computer system, software, or hardware failures or malfunctions; loss or retirement of key executives or changes in ownership; and adverse publicity, news coverage, and reporting by independent analysts. These and other risks and uncertainties are discussed in further detail in the cautionary statement filed as Exhibit 99.1 as part of Chronimed's annual report and Form 10-K filed with the Securities and Exchange Commission.

CONTACT:

Chronimed Inc.
Investor Relations
Brad Schumacher, (952) 979-3942



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10900 Red Circle Drive    Minnetonka, Minnesota  55343    952/979-3600      Fax:  952/979-3969       www.chronimed.com
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